Exhibit 4   Stock Certificate (Specimen)


Number                                                                    Shares
   0
                                                                 See Reverse for
                                                             Certain Definitions


               Incorporated under the laws of the State of Nevada
                              W.S. INDUSTRIES, INC.
                             Total Authorized Issue
                     25,000,000 Shares With $0.001 Par Value
                                  Common Stock
                                    SPECIMEN



This is to certify that _________________________________________is the owner of

__________________________________________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.


                       [Seal of Corporation Appears Here]

Dated:

------------            ----------------------       ------------------
                              Secretary                   President